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Sent via electronic delivery

June 16, 2009

A. David Strandberg, III
Donohoe Advisory Associates LLC
9900 Belward Campus Drive, Suite 175
Rockville, MD 20850

RE: Keryx Biopharmaceuticals, Inc. (Symbol: KERX)
Nasdaq Listing Qualifications Hearings
Docket No. NQ 5708C-09

Dear Mr. Strandberg:

This is to confirm that Keryx Biopharmaceuticals, Inc. (the Company) has complied with the Panel's decision dated June 5, 2009, and demonstrated a market value of listed securities over the required minimum of $35 million for 10 consecutive trading days. See the attached compliance worksheet prepared by the Nasdaq Listing Qualifications staff. Accordingly, the Panel has determined to continue the listing of the Company's securities on The Nasdaq Stock Market.

Should you have any questions, please do not hesitate to contact me at (301) 978-8490.

Sincerely,

Erika J Moore

Erika Moore
Counsel to the Panel
Office of General Counsel, Nasdaq Hearings

Compliance Worksheet: Keryx Biopharmaceuticals, Inc.

6/15/2009

Staff Response Due Date:			
Docket Number:	5708		
Symbol:	KERX	**Analyst:**	**Una Hahn**
Deficiencies:	5550(b)(1) .... S-EQ - Equity		
Multi-Step Exception:	NO	**Exception Exp Date:**	

Terms of Exception:
Accordingly, the Panel granted the Company?s request for continued listing, subject to the following condition: 1. On or before August 31, 2009, the Company shall evidence stockholders? equity of at least $2.5 million, or demonstrate compliance with one of the alternative listing criteria. The Panel notes that the August 31, 2009, exception date represents the full extent of the Panel?s authority to grant an exception and allow continued listing while the Company remains deficient. Should the Company be unable to meet the exception requirement, the Panel will issue a final determination to delist the Company?s shares and, unless the Nasdaq Listing and Hearings Review Council issues a stay, will suspend trading of the Company?s shares on The Nasdaq Stock Market effective on the second business day from the date of the final determination.

Terms of Extension:

Staff Review

Company Financials:

	For Most Recent Period Ended:	3/31/2009 10Q
	Total Assets:	$26,445,000
	Total Revenue(YTD):	$3,330,000
	Net Income(Loss)YTD:	$451,000
	Equity:	($467,000)
For Fiscal Year Ended:		12/31/2008 10K
	Total Revenue:	$1,283,000
	Net Income(Loss):	($52,881,000)
As of:		6/12/2009

Market Value of Listed Securities:	$53,643,101
Bid Price:	$1.12
Market Value of Publicly Held Securities:	$50,408,972
Public Float:	45,008,011

Compliance Confirmed:

Company's market value of listed securities has been $35,000,000 or greater for 10 consecutive tr
Accordingly, the Company has regained compliance with the Listing Rule 5550(b)(2).

Analyst Signature: Una Hahn______________________ **Date:** _6/16/2009_______________

Manager Signature ______________________ _ **Date:**_____6/16/09_________________